UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Multi-Fineline Electronix, Inc.

(Name of Registrant as Specified In Its Charter)

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January 27, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Multi-Fineline Electronix, Inc. that will be held on Thursday, March 3, 2005, at 9:00 a.m. at the Hyatt Regency Irvine Hotel at 17900 Jamboree Blvd., Irvine, California.

The formal notice of the Annual Meeting and the Proxy Statement are included with this invitation.

After reading the Proxy Statement, please mark, date, sign and return, at your earliest convenience, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY, OR ATTEND THE ANNUAL MEETING IN PERSON. Your vote is important, so please return your proxy promptly. A copy of our 2004 Annual Report to Stockholders is also enclosed.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

Philip A. Harding
Chairman of the Board and CEO

MULTI-FINELINE ELECTRONIX, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held March 3, 2005

To the Stockholders of Multi-Fineline Electronix, Inc.:

The Annual Meeting of Stockholders of Multi-Fineline Electronix, Inc., a Delaware corporation (the “Company”), will be held at the Hyatt Regency Irvine Hotel at 17900 Jamboree Blvd., Irvine, California on Thursday, March 3, 2005, at 9:00 a.m. Pacific Standard Time, for the following purposes:

1. To elect Class I directors to serve until the 2008 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm; and

3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Stockholders of record as of the close of business on January 7, 2005 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary’s office, 3140 East Coronado Street, Anaheim, California 92806, for ten days before the meeting.

It is important that your shares are represented at the meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.

By Order of the Board of Directors

Craig Riedel
Chief Financial Officer and Secretary

January 27, 2005

MULTI-FINELINE ELECTRONIX, INC.

3140 EAST CORONADO STREET

ANAHEIM, CALIFORNIA 92806

(714) 238-1488

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Multi-Fineline Electronix, Inc., a Delaware corporation (the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency Irvine Hotel at 17900 Jamboree Blvd., Irvine, California, on Thursday, March 3, 2005, at 9:00 a.m. Pacific Standard Time, and any postponement or adjournment thereof (the “Annual Meeting”).

Who Can Vote

Stockholders of record at the close of business on January 7, 2005 (the “Record Date”), are entitled to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 23,312,335 shares of common stock, $0.0001 par value (“Common Stock”), outstanding. The presence in person or by proxy of the holders of a majority of the Company’s outstanding Common Stock constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

How You Can Vote

You may vote your shares at the Annual Meeting either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder on the proxy card, the shares will be voted accordingly. If you return your proxy, but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the three nominees for Class I director listed in this Proxy Statement and FOR the ratification of the appointment of the Company’s independent registered public accounting firm.

Revocation of Proxies

Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

•	by voting in person at the Annual Meeting;

•	by submitting written notice of revocation to the Secretary of the Company prior to the Annual Meeting; or

•	by submitting another proxy of a later date that is properly executed prior to or at the Annual Meeting.

Required Vote

Directors are elected by a plurality vote. The three nominees for Class I director who receive the most votes cast in their favor will be elected to serve as directors. The other proposals submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposals. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about February 3, 2005.

IMPORTANT

Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope, so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of seven members divided into three classes, each serving staggered three-year terms as follows:

•	Class I, whose term will expire at the Annual Meeting;

•	Class II, whose term will expire at the annual meeting of stockholders to be held in 2006; and

•	Class III, whose term will expire at the annual meeting of stockholders to be held in 2007.

One of the current Class I directors, Ronald E. Ragland, will retire from the Board effective at the time of the Annual Meeting. The Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board has recommended, and the Board has designated, Peter Blackmore, Philip A. Harding and Sam Yau to be elected at the Annual Meeting. If elected at the Annual Meeting, each Class I director will hold office until the Annual Meeting of Stockholders in 2008 and until their successors are duly elected and qualified unless they resign or are removed.

If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event not currently anticipated, proxies will be voted for any nominee designated by the Board, taking into account any recommendation by the Nominating Committee, to fill the vacancy.

Under the terms of the Company’s Stockholders Agreement with Wearnes Technology Pte. Ltd. (“Wearnes Tech”), United Wearnes Technology Pte. Ltd. (“United Wearnes”) and WBL Corporation Limited (collectively, “Wearnes”), Wearnes has the right to nominate for election to the Board not more than one-third of the Company’s directors at any time, and the Nominating Committee expects that it will support the nomination of the designees selected from time to time by Wearnes. Dr. Lim and Mr. Tan currently serve as the Wearnes nominees on the Board.

The Board recommends a vote “FOR” election as director of the Class I nominees.

Biographical information concerning each of the directors and nominees for director as of the date of this Proxy Statement is set forth below.

Name	Age	Position
Peter Blackmore(1)	57	Nominee for election as Class I director
Richard J. Dadamo	76	Class II director
Philip A. Harding	72	CEO, Chairman of the Board (Class I director) and nominee for re-election as Class I director
Sanford L. Kane	62	Class III director
Huat Seng Lim, Ph.D.	60	Class III director
Ronald E. Ragland	63	Class I director
Choon Seng Tan	52	Class II director
Sam Yau	56	Class I director and nominee for re-election as Class I director

(1)	If elected at the Annual Meeting, it is expected that Mr. Blackmore will be appointed to the Nominating and Compensation Committees, and will qualify as an independent director under the rules of the Securities and Exchange Commission (“SEC”) and The Nasdaq Stock Market and as a non-employee director under the Internal Revenue Code.

Peter Blackmore has been nominated by the Board to serve as a Class I director. From 1991 through August 2004, Mr. Blackmore served in various roles at Compaq Computer Corporation, or Compaq, and Hewlett-Packard Company, or HP, most recently as Executive Vice President of the Customer Solutions Group at HP from May 2004 through August 2004, and as Executive Vice President of the Enterprise Systems Group at HP from 2002 through May 2004. Prior to the merger of Compaq and HP, Mr. Blackmore served as Senior Vice President of Worldwide Sales and Service of Compaq from 2000 through 2002 and Senior Vice President of Worldwide Sales and Marketing of Compaq from 1998 through 2000. Prior to joining Compaq, Mr. Blackmore served as the Marketing Director, UK for Xerox Corporation from 1988 through 1991 and the Strategy Director, UK for Xerox from 1986 through 1988. Mr. Blackmore also spent 16 years at Burroughs Business Systems (now Unisys Corporation) from 1970 through 1986 in various management positions in both Europe and the United States. Mr. Blackmore holds a B.A. and an M.A. in economics from Trinity College, Cambridge and has attended the Advanced Management Program at INSEAD, France and Compaq’s Management Courses at Harvard Business School and London Business School. Mr. Blackmore was initially recommended to the Nominating Committee as a director candidate by one of the Company’s stockholders and certain non-management directors.

Richard J. Dadamo has served on the Board since July 1999. Since March 1981, Mr. Dadamo has served as the principal of RJD Associates, Inc., a management consulting firm. From August 1998 to February 1999, Mr. Dadamo served as interim Chief Executive Officer of DPAC Technologies Corp., a technology component packaging company, and has served as the Chairman of the board of directors from March 1999 until present. Mr. Dadamo has also held senior positions at The Earth Technology Corporation, American International Devices, TRW, Inc. and Electronic Memories and Magnetics Corporation. Mr. Dadamo currently serves as a member of the board of directors of two privately-held companies and has published five books on management. Mr. Dadamo holds an M.S. from Drexel Institute of Technology, a B.S. from Pennsylvania State University and has completed the Executive Management Program at the University of Southern California.

Philip A. Harding has served as the Company’s Chief Executive Officer since January 1988 and as a director since September 1988. In December 2003, Mr. Harding assumed the position of Chairman of the Board. Prior to joining the Company, Mr. Harding served as the Chief Executive Officer of Weltec Digital Corporation from 1984 to 1987. From 1981 to 1984, Mr. Harding served as the President of the Remex Division of Excello Corporation after joining Excello in 1979 as the Vice President of Engineering. Prior to joining Excello, Mr. Harding served as the General Manager of the Commercial Systems Division of Electronic Memories and Magnetics Corporation from 1973 to 1979. Each of these companies manufactured computer peripherals and components. From February 1988 to March 2004, Mr. Harding served as Chief Executive Officer of Wearnes Hollingsworth Corporation, an electronic connector company and a member of the WBL Corporation Limited group of companies. Mr. Harding served as Chairman of the board of directors of Advanced Logic Research, Inc., a former member of the WBL Corporation group of companies, from October 1985 to March 1988. Mr. Harding also served as a member of the board of directors of MFS Technology Ltd., a member of the WBL Corporation group of companies, from October 1994 to September 2000. Mr. Harding holds a B.S.E.E. from Cooper Union College and an M.S. from Columbia University.

Sanford L. Kane has served on the Board since June 2004. Since 1992, Mr. Kane has served as the President of Kane Concepts Incorporated, a management consulting firm. From January 2000 to December 2000, Mr. Kane served as the Chairman of the board of directors and Chief Executive Officer of Legacy Systems Incorporated, a semiconductor equipment manufacturer. From January 1993 to April 1995, Mr. Kane served as Chairman of the board of directors and Chief Executive Officer of Tower Semiconductor Ltd. From October 1990 to January 1992, Mr. Kane served as President and Chief Executive Officer of PCO, Inc., a manufacturer of fiber optic electronic products. From July 1989 to June 1990, Mr. Kane served as President and Chief Executive Officer of U.S. Memories, Inc. Prior to July 1989, Mr. Kane spent 27 years with International Business Machines, Inc., or IBM, in various managerial and technical positions, most recently as Vice President of Industry Operations-General Technology Division. While at IBM, Mr. Kane served as a director of SEMATECH, an industry consortium, and the Semiconductor Industry Association. Mr. Kane currently serves as a member of the board of directors of Alliance Semiconductor Corporation and two privately-held companies. Mr. Kane holds a B.S. in industrial engineering from New York University and an M.S. in engineering administration from Syracuse University.

Huat Seng Lim, Ph.D., has served on the Board since December 2001. Since July 2001, Dr. Lim has served as the Group General Manager of Wearnes Technology Pte. Ltd., a subsidiary of WBL Corporation Limited engaged in information technology, contract manufacturing services and bio-medical and agri-technology, and has served on the boards of directors of several of Wearnes Technology Group’s subsidiaries and associate companies. From June 2000 to July 2001, Dr. Lim served as Executive Vice President of Trans Capital Berhad, an EMS company listed on the Malaysian Stock Exchange. From September 1998 to May 2000, Dr. Lim served as President of COB Technology Sdn. Bhd., an EMS company in Malaysia. From 1995 to September 1998, Dr. Lim served as Vice President and Managing Director Asia Pacific of Packard Bell NEC Inc. and, from 1989 to 1994, Dr. Lim served in various capacities, and finally as a Vice President and a division officer of Compaq Computer Corporation. He also held senior management positions in several multinational corporations, including Digital Equipment Corporation and Sime Darby Berhad. Dr. Lim has also served as a professor at the University of Science of Malaysia and as a computer consultant to the Prime Minister’s Department of Malaysia. Dr. Lim holds a B.E.E. (Honors) from the University of Queensland, Australia and a Ph.D. in computer science from the University of London, United Kingdom.

Ronald E. Ragland has served on the Board since June 2004. Mr. Ragland founded REMEC, Inc., a manufacturer of telecommunications systems, and served as Chairman of the board of directors and Chief Executive Officer of REMEC from March 1983 until February 2004. Prior to founding REMEC, he held general management and program management positions in the microwave component and aerospace industries. Mr. Ragland was a Captain in the United States Army and holds a B.S.E.E. from Missouri University at Rolla and M.S.E.E. from St. Louis University.

Choon Seng Tan has served on the Board since January 2005. Since December 2004, Mr. Tan has served as the Chief Executive Officer and a director of WBL Corporation Limited, a multi-national company listed on the Singapore Exchange and parent company of Wearnes Technology Pte. Ltd. and United Wearnes Technology Pte. Ltd. Mr. Tan served as the Vice President and Managing Director, South East Asia of Hewlett-Packard Singapore, an IT product and services company from June 2002 through November 2004. From 1996 through 2002, Mr. Tan served in various senior management roles with Compaq Computer Corporation, including Vice President and Managing Director of Compaq Computer Asia and Corporate VP, Director and Director of Finance and Strategic Planning for Compaq Computers Asia Pacific. Mr. Tan held various management positions at Hewlett-Packard Far East Ltd. from 1989 through 1996, including Director-Finance and Human Resources and Chief Financial Officer, Singapore. Mr. Tan holds as B.A.C.C. from the University of Singapore.

Sam Yau has served on the Board since June 2004. Since 1997, Mr. Yau has been a private investor. From 1995 to 1997, Mr. Yau served as Chief Executive Officer of National Education Corporation. From 1993 through 1994, Mr. Yau served as Chief Operating Officer of Advacare, Inc., a medical services company. Mr. Yau currently serves as a member of the board of directors of SRS Labs, Inc., a provider of audio and voice technology solutions. Mr. Yau also serves as Immediate Past Chairman of the Forum for Corporate Directors in Orange County and as a member of the Advisory Board of the Center for Integrative Medicine at the College of Medicine, University of California at Irvine. Mr. Yau holds a B.S.S. in economics from the University of Hong Kong and an M.B.A. from the University of Chicago.

Board Meetings and Committees

The Board held 12 meetings during the fiscal year ended September 30, 2004; three as a public company and nine prior to the completion of the Company’s initial public offering in June 2004 (the “IPO”). The Company was reincorporated from a California to a Delaware corporation during fiscal year 2004, and the meetings listed above include the board meetings of both the California and Delaware companies. In fiscal year 2004, all directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which such directors serve, except that Mr. Yau attended two of the three Compensation Committee meetings held during the period in which he served on that Committee. The Board encourages the directors to attend the annual meetings of its stockholders. In 2004, all of the directors then serving on the Board attended the annual meeting.

The Board has appointed an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board has determined that each director who serves on these committees is “independent,” as that term is defined by applicable listing standards of The Nasdaq Stock Market and the SEC rules. In addition, each member of the Compensation Committee qualifies as a non-employee director for purposes of Section 162(m) of the Internal Revenue Code. The Board has approved a charter for each of these committees that can be found on the Company’s website at www.mflex.com.

Audit Committee

Number of Members:	Three

Members:	Mr. Dadamo
Mr. Kane (Chairman)
Mr. Yau

Number of Meetings:	Two, both subsequent to the IPO

Functions:

The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving the Company’s accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by the Company’s independent accountants and reviewing their reports regarding the Company’s accounting practices and systems of internal accounting controls. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent accountants and for ensuring that the accountants are independent of management. Mr. Kane is our audit committee financial expert as currently defined under the rules of the SEC.

Compensation Committee

Number of Members:	Three

Members:	Mr. Dadamo
Mr. Ragland (Chairman)
Mr. Yau

Number of Meetings:	Four; one prior to the IPO and three subsequent to the IPO

Functions:

The Compensation Committee determines the Company’s general compensation policies and practices. The Compensation Committee also reviews and approves compensation packages for the Company’s officers and, based upon such review, recommends overall compensation packages for the officers to the entire Board. In addition, the Compensation Committee reviews and determines equity-based compensation for the Company’s directors, officers, employees and consultants and administers the Company’s stock option plans. Prior to the IPO, the Company’s compensation committee consisted of Mr. Dadamo, David Hsu, M.D. (who resigned from the Board effective upon the IPO), and Dr. Lim, which historically established the chief executive officer’s compensation.

Nominating and Corporate Governance Committee

Number of Members	Three

Members:	Mr. Dadamo (Chairman)
Mr. Kane
Mr. Ragland

Number of Meetings:	One, subsequent to the IPO

Functions:

The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board and for overseeing our corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters.

Director Nominations

The Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Nominating Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination or election.

The Board has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Nominating Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. The Nominating Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to the Company and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Nominating Committee believes it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of “independent director” under the rules of The Nasdaq Stock Market. The Nominating Committee also believes it appropriate for certain key members of the Company’s management to participate as members of the Board.

Prior to each annual meeting of stockholders, the Nominating Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating Committee determines not to re-nominate a director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the board or other event, the Nominating Committee will consider various candidates for Board membership, including those suggested by the Nominating Committee members, by other Board members, by any executive search firm engaged by the Nominating Committee and by stockholders. A stockholder who wishes to suggest a prospective nominee for the Board should notify the Secretary of the Company or any member of the Nominating Committee in writing with any supporting material the stockholder considers appropriate. Once a slate of candidates is chosen by the Nominating Committee, the Nominating Committee recommends the candidates to the entire Board, and the Board then determines whether to recommend the slate to the stockholders.

In addition, the Company’s Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at the Company’s annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of the Company’s Bylaws. To be timely, the Company’s Bylaws provide that a stockholder’s notice shall be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the Company’s principal executive offices, addressed to the attention of the Company’s Secretary, not earlier than 90 days nor more than 120 days in advance of the date the Company’s proxy statement was released to the stockholders in connection with the previous year’s annual meeting. However, in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder must be received by the Company’s Secretary not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the seventh day following the day on which public announcement of the date of such meeting is first made. Information required by the Bylaws to be in the notice include the name, contact information and share ownership information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section. The Nominating Committee may also require any proposed nominee to furnish such other information as may reasonably be required by the Nominating Committee to determine the eligibility of such proposed nominee to serve as director of the Company.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, the Company’s Bylaws and must be addressed to: Secretary, Multi-Fineline Electronix, Inc., 3140 East Coronado Street, Anaheim, California 92806. You can obtain a copy of the Company’s Bylaws by writing to the Secretary at this address.

Stockholder Communications with the Board

If you wish to communicate with the Board, you may send your communication in writing to: General Counsel, Multi-Fineline Electronix, Inc., 3140 East Coronado Street, Anaheim, California 92806. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The General Counsel will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Compensation of Directors

Prior to the IPO, the Company paid certain of its directors a cash stipend for their services as directors, and paid each of Messrs. Kane, Ragland and Yau $2,500 for each Board meeting, and $1,500 for each committee meeting he attended as a director-nominee. In addition, the Company paid a management fee to Wearnes Tech, in consideration of services it provided to the Company, including the services of two of its employees, Mr. Lew and Dr. Lim, as members of the Board. The Company no longer pays any Wearnes entity management fees for the services of its employees on the Board, although the Company may pay management fees to Wearne Brothers Services (Private) Limited, an affiliate of WBL Corporation Limited (“WBL”), under the Company’s Corporate Services Agreement with Wearne Brothers Services (Private) Limited for services other than of any Wearnes’ employee serving on the Board. Although employees of Wearnes who serve on the Board are entitled to receive the same compensation as other non-employee members of the Board, as described below, they have informed the Company that they are not authorized by Wearnes to accept monetary payments, and thus, the Company has not made any payment to directors who are employees of Wearnes since the IPO.

Since the IPO, the Company has paid its other non-employee Board members the following fees related to their service on the Board, assuming that they attend at least 75% of the meetings of the Board or the committees on which they are members:

•	annual retainer of $15,000, payable in equal quarterly installments;

•	per Board meeting fee of $2,500;

•	per committee meeting fee of $1,500; and

•	annual retainer for serving as Board or committee chairman of $4,000, payable in equal quarterly installments.

In the event that a Board member attends less than 75% of such meetings, the Board member would receive 50% of the cash compensation he or she would otherwise receive.

In addition, the Company’s non-employee directors (including the directors who are Wearnes’ employees) receive nondiscretionary, automatic grants of nonstatutory stock options. A non-employee director is automatically granted an initial option to purchase 30,000 shares upon first becoming a member of the Board. The initial option vests and becomes exercisable over four years, with the first 25% of the shares subject to the initial option vesting on the first anniversary of the date of grant date and the remainder vesting monthly thereafter. Immediately after each of the Company’s regularly scheduled annual meeting of stockholders, each non-employee director is automatically granted a nonstatutory option to purchase 15,000 shares of Common Stock, provided the director has served on the Board for at least six months. Each annual option will be fully vested and exercisable on the first anniversary of the date of grant. The options granted to non-employee directors will have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant and will become fully vested if the Company is subject to a change of control. The Company reimburses the directors for reasonable expenses in connection with attendance at Board and committee meetings.

Compensation Committee Interlocks and Insider Participation

Messrs. Dadamo, Ragland and Yau have served as members of the Compensation Committee since the IPO. It is expected that Mr. Blackmore will serve as a member of the Compensation Committee following his election as a director. None of the members of the Compensation Committee at any time has been one of our officers or employees. No interlocking relationship exists, or has existed in the past, between the Board or Compensation Committee and the board of directors or compensation committee of any other entity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 7, 2005 as to shares of the Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each of the Company’s executive officers named under “Executive Compensation—Summary Compensation Table,” (iii) each of the Company’s current directors, (iv) each of the Company’s nominees for director and (v) all directors and executive officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise noted below, the address of each beneficial owner is c/o Multi-Fineline Electronix, Inc., 3140 East Coronado, Anaheim, California 92806. The percentage of Common Stock beneficially owned is based on 23,312,335 shares outstanding as of January 7, 2005. In addition, shares issuable pursuant to options which may be exercised within 60 days of January 7, 2005 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individual. Thus, the number of shares considered to be outstanding for the purposes of this table may vary depending on the individual’s particular circumstances.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Stockholders Owning More Than 5% of Our Common Stock:
Entities affiliated with WBL Corporation Limited(1)	14,839,552	63.6%
Directors, Director Nominees and Named Executive Officers:
Philip A. Harding(2)	644,385	2.7%
Reza Meshgin(3)	141,900	*
Craig Riedel(4)	143,900	*
Thomas Lee(5)	131,900	*
Charles Tapscott(6)	156,900	*
Richard Dadamo(7)	35,000	*
Huat Seng Lim, Ph.D.(8)	14,839,552	63.6%
Sanford L. Kane	2,100	*
Ronald E. Ragland(9)	7,500	*
Choon Seng Tan(10)	14,817,052	63.6%
Sam Yau	0	*
Peter Blackmore	0	*
All directors and named executive officers as a group (11 persons) :	16,103,137	66.1%

*	Less than 1%
(1)	Represents 3,000,000 shares held by United Wearnes and 11,817,052 shares held by Wearnes Tech, each of which is a subsidiary of WBL, and 22,500 shares subject to an option held by Huat Seng Lim, Ph.D., one of our directors, that is immediately exercisable. Dr. Lim is the Group General Manager of Wearnes Tech and Choon Seng Tan, one of our directors, is the Chief Executive Officer of WBL. The principal business address for United Wearnes and Wearnes Tech is Wearnes Technology Building, 801 Lorong #07-00, Toa Payoh, Singapore 319319. We have been advised by WBL that Dr. Lim and Mr. Tan have the authority to vote our shares of Common Stock; however, prior to voting our shares of Common Stock on any significant matter or disposing of our shares of Common Stock, the approval of WBL’s board of directors, and in certain instances as required by the rules of the Singapore Exchange, the approval of the stockholders of WBL, must be obtained.
(2)	Includes 227,685 shares held of record by the Philip A. Harding and Barbara R. Harding Family Trust dated January 18, 1994 and 416,700 shares subject to options held by Mr. Harding that are immediately exercisable.
(3)	Consists of 141,900 shares subject to options that are immediately exercisable.
(4)	Includes 141,900 shares subject to options that are immediately exercisable and 2,000 shares held of record.
(5)	Consists of 131,900 shares subject to options that are immediately exercisable.
(6)	Includes 141,900 shares subject to options that are immediately exercisable and 15,000 shares held of record.

(7)	Consists of 35,000 shares subject to options that are immediately exercisable.
(8)	Represents 14,817,052 shares held by the entities affiliated with WBL, as set forth in footnote 1, and 22,500 shares subject to an option held by Huat Seng Lim, Ph.D. that is immediately exercisable. Dr. Lim holds voting and dispositive power over these shares. Dr. Lim is the Group General Manager of Wearnes Tech, a subsidiary of WBL. Dr. Lim disclaims beneficial ownership of the securities held by the entities affiliated with WBL.
(9)	Consists of 7,500 shares subject to an option that is exercisable within 60 days of January 7, 2005.
(10)	Represents 14,817,052 shares held by the entities affiliated with WBL, as set forth in footnote 1. Mr. Tan holds voting and dispositive power over these shares. Mr. Tan is the Chief Executive Officer of WBL. Mr. Tan disclaims beneficial ownership of the securities held by the entities affiliated with WBL.

EXECUTIVE COMPENSATION

The following table summarizes all compensation paid to the Company’s Chief Executive Officer and to the Company’s four other most highly compensated executive officers, whom we refer to collectively as the named executive officers, whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to the Company during each of the fiscal years ended September 30, 2004 and September 30, 2003. The compensation described in this table does not include medical, group life insurance or other benefits which are generally available to all of the Company’s salaried employees.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
Name and Position	Year	Salary ($)		Bonus ($)(1)		Shares Underlying Options (#)	All Other Compensation ($)
Philip A. Harding Chief Executive Officer and Chairman	2004 2003	$ $	259,615 223,077	$ $	198,000 127,000	115,000 22,500	$ $	15,944 11,217	(2) (3)

Reza Meshgin President and Chief Operating Officer	2004 2003	$ $	169,820 144,004	$ $	100,000 23,000	85,000 —	$ $	12,144 8,740	(4) (5)

Craig Riedel Chief Financial Officer and Secretary	2004 2003	$ $	143,716 134,559	$ $	50,893 20,000	57,000 —	$ $	18,497 9,994	(6) (7)

Thomas Lee Vice President of Operations	2004 2003	$ $	147,316 159,753	$ $	53,393 20,000	57,000 —	$ $	38,416 9,705	(8) (9)

Charles Tapscott Vice President of Sales and Marketing	2004 2003	$ $	123,660 120,671	$ $	30,505 12,000	36,000 —	$ $	10,109 10,006	(10) (11)

(1)	The amount set forth under the column “Bonus” consists of the bonus paid for such fiscal year, regardless of in which fiscal year the amount was actually paid.
(2)	In fiscal 2004, the Company allowed employees to cash in a portion of their accrued vacation time (“vacation pay-out”). This amount represents $4,808 in vacation pay-out, a $7,913 car allowance, $1,476 in long disability insurance (“LTD”) premiums paid by the Company and $1,747 in 401(k) contributions made by the Company.
(3)	This amount represents a $8,180 car allowance, $1,476 in LTD premiums paid by the Company and $1,561 in 401(k) contributions made by the Company.
(4)	This amount represents $3,327 in vacation pay-out, a $7,200 car allowance, $927 in LTD premiums paid by the Company and $690 in 401(k) contributions made by the Company.
(5)	This amount represents a $7,200 car allowance, $927 in LTD premiums paid by the Company and $613 in 401(k) contributions made by the Company.
(6)	This amount represents $8,135 in vacation pay-out, a $7,200 car allowance, $910 in LTD premiums paid by the Company and $2,252 in 401(k) contributions made by the Company.

(7)	This amount represents a $7,200 car allowance, $910 in LTD premiums paid by the Company and $1,884 in 401(k) contributions made by the Company.
(8)	This amount represents $20,700 paid to Mr. Lee in connection with running the Company’s operations in China, $7,904 in vacation pay-out, a $7,200 car allowance, $968 in LTD premiums paid by the Company and $1,644 in 401(k) contributions made by the Company.
(9)	This amount represents a $7,200 car allowance, $968 in LTD premiums paid by the Company and $1,537 in 401(k) contributions made by the Company.
(10)	This amount represents a $7,200 car allowance, $853 in LTD premiums paid by the Company and $2,056 in 401(k) contributions made by the Company.
(11)	This amount represents a $7,200 car allowance, $853 in LTD premiums paid by the Company and $1,953 in 401(k) contributions made by the Company.

Stock Options

The following tables set forth certain information with respect to stock options granted to and exercised by the named executive officers during the fiscal year ended September 30, 2004, and the number and value of the options held by each individual as of September 30, 2004. The exercise price is equal to 100% of the fair market value of the Common Stock on the date of grant. The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

Option Grants in Fiscal 2004

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise of Base Price (#/Sh)	Expiration Date	5% ($)	10% ($)
Philip A. Harding	115,000	11.1%	$10.00	6/24/14	$723,229	$1,832,804
Reza Meshgin	85,000	8.2%	$10.00	6/24/14	$534,560	$1,354,681
Craig Riedel	57,000	5.5%	$10.00	6/24/14	$358,470	$908,433
Thomas Lee	57,000	5.5%	$10.00	6/24/14	$358,470	$908,433
Charles Tapscott	36,000	3.5%	$10.00	6/24/14	$226,402	$573,747

(1)	The 5% and 10% assumed rates of appreciation are suggested by the rules of the SEC and do not represent our estimate or projection of the future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved.

Aggregated Option Exercises in Fiscal Year 2004 and 2004 Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Options at September 30, 2004 (#)		Value of Unexercised In-the-Money Options at September 30, 2004 ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Philip A. Harding	—	—	416,700	115,000	$2,580,604	—
Reza Meshgin	—	—	141,900	85,000	$937,371	—
Craig Riedel	—	—	141,900	57,000	$983,458	—
Thomas Lee	—	—	141,900	57,000	$973,468	—
Charles Tapscott	—	—	141,900	36,000	$983,458	—

(1)	Calculated on the basis of the fair market value of the underlying securities at September 30, 2004 ($9.37 per share) minus the exercise price.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD ON EXECUTIVE COMPENSATION

The Compensation Committee is comprised of Richard J. Dadamo, Ronald E. Ragland (Chairman) and Sam Yau, each of whom is a non-employee director under Section 162(m) of the Internal Revenue Code and meets the independence standards established by The Nasdaq Stock Market. The Committee replaced the prior compensation committee (the “Private Company Committee”) upon the initial public offering of the Company’s Common Stock on June 25, 2004 (the “IPO”). The Compensation Committee is responsible for developing and monitoring compensation arrangements for the executive officers of the Company, administering the Company’s stock option plans and other compensation plans and performing other activities and functions related to executive compensation as may be assigned from time to time by the Board of Directors (the “Board”). The performance criteria for the Chief Executive Officer (“CEO”) and other executive officers for fiscal year 2004 was established by the Private Company Committee.

Compensation Philosophy and Objectives

The Compensation Committee believes that compensation of the Company’s executive officers should encourage creation of stockholder value and achievement of strategic corporate objectives. It is the Compensation Committee’s philosophy to align the interests of the Company’s stockholders and management by integrating compensation with the Company’s annual and long-term corporate strategic and financial objectives. In order to attract and retain the most qualified personnel, the Company intends to offer a total compensation package competitive with companies in the flexible printed circuit, electronic products packaging and electronic manufacturing services industries, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance. The components of executive officer compensation consist of base salary, bonus and stock options, which are discussed separately below.

The Company generally intends to qualify executive compensation for deductibility without limitation under section 162(m) of the Internal Revenue Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1 million per year. The Company does not expect that the non-exempt compensation to be paid to any of its executive officers for fiscal 2004 as calculated for purposes of section 162(m) will exceed the $1 million limit.

Executive Officer Base Salary

The Compensation Committee reviews salaries recommended by the CEO for executive officers other than the CEO, and based upon such review approves salaries and raises for such executive officers and makes a recommendation to the entire Board for approval of these salaries. The Compensation Committee sets the salary level of each executive officer on a case by case basis, taking into account the individual’s level of responsibilities and performance. The Compensation Committee also considers market information and the base salaries and other incentives paid to executive officers of other similarly sized companies within the Company’s industry.

Executive Officer Bonuses

The Compensation Committee believes that a portion of executive officer compensation should be contingent upon the Company’s performance and an individual’s contribution to the Company’s success in meeting corporate and financial objectives. Bonuses paid for fiscal 2004 were determined on a case by case basis. For officers other than the CEO, the Compensation Committee evaluated each executive officer with the CEO to determine the bonus for the fiscal year, which was based on individual and corporate performance criteria, taking into account economic and industry conditions. The Compensation Committee approved the executive officer bonuses and then recommended them to the Board, where they were approved by the entire Board.

Stock Option Grants

The Compensation Committee administers the Company’s 2004 Stock Incentive Plan for executive officers, employees, consultants and outside directors, under which it grants options to purchase the Company’s Common Stock with an exercise price equal to the fair market value of a share of the Common Stock on the date of grant. Prior to 2004, the Company made stock option grants under its 1994 Stock Plan. The Compensation Committee believes that providing executive officers who have responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock aligns the interests of the Company’s executive officers with those of its stockholders and promotes retention of key personnel, which is also in the best interest of the stockholders. Accordingly, the Compensation Committee, when reviewing executive officer compensation, also considers stock option grants as appropriate. At its discretion, from time to time the Compensation Committee may also grant options based on individual and corporate achievements. Grants made to the CEO and other executive officers of the Company are approved by the Compensation Committee, and then recommended for approval by the Compensation Committee to the entire Board. The Compensation Committee determines the number of shares underlying each stock option grant based upon the executive officer’s and the Company’s performance, the executive officer’s role and responsibilities within the Company, the executive officer’s base salary and comparison with comparable awards to individuals in similar positions in the industry.

Chief Executive Officer Compensation

The Compensation Committee determines the compensation (including bonus and option grants) of the CEO using the same criteria as for the other executive officers. Philip A. Harding served as the Company’s CEO for all of fiscal 2004. In October 2004, the Compensation Committee approved, and in November 2004 the Compensation Committee recommended to the Board for approval (which approval was granted by the Board), a bonus of $198,000 for Mr. Harding’s service in fiscal 2004. In June 2004, Mr. Harding was awarded an option to purchase 115,000 shares of Common Stock. The option vests over a four-year period, with 25% vesting on June 24, 2005 and the remainder vesting in equal installments every month thereafter. In determining the size of Mr. Harding’s grant, the Compensation Committee considered the growth of the business, the financial performance of the Company, the success of the IPO and the posturing of the Company for continued success.

Compensation Committee

Richard J. Dadamo

Ronald E. Ragland (Chairman)

Sam Yau

STOCK PRICE PERFORMANCE GRAPH

The following graph shows the cumulative total stockholder return (change in stock price plus reinvested dividends) assuming the investment of $100 on June 25, 2004 (the day of the Company’s IPO) in each of the Company’s Common Stock, the NASDAQ Index and the NASDAQ Electronic Components Index. The comparisons in the table are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Company’s Common Stock.

	6/30/04	9/30/04
Multi-Fineline Electronix, Inc.	$100.00	$93.70
NASDAQ	100.00	92.79
NASDAQ Electronic Components	100.00	76.64

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee operates under a written charter adopted by the Board of Directors (the “Board”) on April 12, 2004 and amended on November 30, 2004. A copy of the Audit Committee Charter is attached as Appendix A to this Proxy Statement. The members of the Audit Committee are Richard J. Dadamo, Sanford L. Kane (Chairman) and Sam Yau, each of whom meets the independence standards established by The Nasdaq Stock Market and the rules of the Securities and Exchange Commission.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board and is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible in its report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited financial statements contained in the 2004 Annual Report on Form 10-K with the Company’s management and its independent auditors. The Audit Committee met privately with the independent auditors and discussed issues deemed significant by the independent auditors, including those matters required by Statement on Auditing Standards No. 61 (Codification

of Statements on Auditing Standards). In addition, the Audit Committee has received the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committees) and discussed with the independent auditors their independence from the Company.

Based upon the reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2004 for filing with the Securities and Exchange Commission.

Audit Committee

Richard J. Dadamo

Sanford L. Kane (Chairman)

Sam Yau

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed the firm of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2005. PricewaterhouseCoopers LLP has audited the Company’s financial statements since fiscal year 1989. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Although stockholder ratification of the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise, the Company is submitting the selection of PricewaterhouseCoopers LLP to its stockholders for ratification to permit stockholders to participate in this important corporate decision.

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s financial statements for fiscal 2004 and 2003 and fees billed for other services rendered by PricewaterhouseCoopers LLP.

	Fiscal Year Ended September 30,
	2004	2003
Audit Fees	$334,200	$128,000
Audit-Related Fees(1)	899,000	25,000
Tax Fees(2)	234,987	98,279
All Other Fees	—	—
Total	$1,468,187	$251,279

(1)	Audit-related fees in fiscal 2004 consisted of fees paid for services rendered in connection with our IPO, quarterly reviews and financial reporting standard guidance. Audit-related fees in fiscal 2003 consisted of fees paid for financial reporting standard guidance.
(2)	Tax fees related to compliance with Federal, State, local and foreign tax regulations as well as tax return preparation services were $92,500 and $90,482 for the years ended September 30, 2004 and 2003, respectively. Tax fees related to assistance provided with respect to the review and audit of tax matters by government agencies and tax authorities, including consultations on technical tax matters were $142,487 and $7,797 for the years ended September 30, 2004 and 2003, respectively.

Pre-Approval Policies and Procedures

It is the Company’s policy that all audit and non-audit services to be performed by the Company’s principal auditors be approved in advance by the Audit Committee. The Audit Committee will not approve the engagement of the independent accountants to perform any service that the independent accountants would be prohibited from providing under applicable securities laws or Nasdaq requirements. In assessing whether to approve use of the independent accountants for permitted non-audit services, the Audit Committee tries to minimize relationships that could appear to impair the objectivity of the independent accountants. The Audit Committee will approve permitted non-audit services by the independent accountants only when it will be more effective or economical to have such services provided by the independent accountants’ firm. The Audit Committee has granted Sanford L. Kane, Chairman of the Audit Committee, the discretion to determine whether non-audit services proposed to be performed by PricewaterhouseCoopers LLP require the review of the entire Audit Committee, and in any situation where he deems it appropriate, Mr. Kane, acting alone, has been granted authority by the Audit Committee to negotiate and approve the engagement and/or terms of any non-audit service for the Company by PricewaterhouseCoopers LLP within the guidelines mentioned above. Mr. Kane reports regularly to the Audit Committee on any non-audit services he approves pursuant to such authority. During the fiscal year ended September 30, 2004, all audit and non-audit services performed by the Company’s principal accountants were approved in advance by the Audit Committee, or by Mr. Kane on behalf of the Audit Committee.

Required Vote

Ratification will require the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. In the event ratification is not obtained, the Audit Committee will review its future selection of the Company’s independent registered public accounting firm but will not be required to select different independent auditors for the Company.

The Board recommends a vote “FOR” ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

OTHER MATTERS

The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers and any person holding more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent change in that ownership to the SEC. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. To the Company’s knowledge, based solely on a review of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended September 30, 2004, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with, except that Forms 3 required to be filed by the officers, directors and 10% stockholders were filed on June 25, 2004, the date of the Company’s IPO, instead of June 24, 2004.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2006 annual meeting of stockholders must be received by the Secretary of the Company no later than September 28, 2005 in order that they may be included in the Company’s proxy statement and form of proxy relating to that meeting.

A stockholder proposal not included in the Company’s proxy statement for the 2006 annual meeting of stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Bylaws provide that the Company must have received the stockholder’s notice not earlier than 90 days nor more than 120 days in advance of the date this Proxy Statement was released to stockholders in connection with the Annual Meeting. However, if the date of the 2006 annual meeting of stockholders is changed by more than 30 days from the date contemplated at the time of this Proxy Statement, the Company must receive the stockholder’s notice not later than the close of business on (i) the 90th day prior to such annual meeting and (ii) the 7th day following the day on which public announcement of the date of such meeting is first made.

PAYMENT OF COSTS

The expense of printing and mailing proxy materials and the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by proxy solicitors, directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to directors, officers or employees of the Company for such solicitation. The Company has hired The Altman Group, Inc. to act as its proxy solicitor for the Annual Meeting at a cost of approximately $4,000. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Common Stock.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker, and direct a written request to the Company, Attn: Investor Relations Department, 3140 East Coronado Street, Anaheim, California 92806, or contact Investor Relations at 714-573-1121. The Company will provide a separate copy of this Proxy Statement and the annual report to any stockholder at a shared address to which a single copy was delivered. Any such request should be addressed to the Company, Attn: Investor Relations Department, at the address listed above. Stockholders who currently receive multiple copies of the Proxy Statement and/or annual report at their address and would like to request “householding” of their communications should contact their broker.

Whether or not you intend to be present at the Annual Meeting, the Company urges you to return your signed proxy promptly.

By order of the Board

Craig Riedel
January 27, 2005	Chief Financial Officer and Secretary

The Company’s 2004 Annual Report on Form 10-K has been mailed with this Proxy Statement. The Company will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Any such request should be addressed to the Company at 3140 East Coronado Street, Anaheim, California 92806, Attention: Investor Relations Department. The request must include a representation by the stockholder that as of January 7, 2005, the stockholder was entitled to vote at the Annual Meeting.

Appendix A

MULTI-FINELINE ELECTRONIX, INC.

AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Multi-Fineline Electronix, Inc. (the “Company”) is to assist the Board in fulfilling its oversight responsibilities relating to the Company’s (i) financial statements and auditing, accounting and related reporting processes and (ii) systems of internal controls regarding finance, accounting, financial reporting and business practices and conduct established by management and the Board.

Membership and Procedures

Membership and Appointment. The Committee shall consist of at least three members of the Board, with the exact number being determined by the Board. The members of the Committee shall be appointed and replaced from time to time by the Board.

Independence and Qualifications. Each member of the Committee shall meet the independence and experience requirements of the applicable provisions of federal law and the rules and regulations promulgated thereunder and the applicable rules of The Nasdaq Stock Market.

Resources. The Committee shall have the authority to retain, at the Company’s expense, special legal, accounting or other consultants to advise the Committee and to authorize or conduct investigations into any matter within the scope of its responsibilities. The Committee shall have sole authority to approve related fees and retention terms. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any member of, or consultant to, the Committee, and shall have full access to all books, records, facilities and personnel of the Company in connection with the discharge of its responsibilities.

Evaluation. The Committee shall review and reassess the adequacy of this Charter, and the performance of the Committee with respect to its duties hereunder, annually and recommend any proposed change to the Board.

Duties and Responsibilities

The following shall be the common recurring activities and responsibilities of the Committee in carrying out its oversight functions. These activities and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law, regulation or listing standard:

Documents/Reports Review

•	Review and discuss the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditors, including (i) the Company’s disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s reports filed with the Securities and Exchange Commission, (ii) any certification required to be executed by any officer of the Company in connection with the filing of such reports and (iii) with respect to the annual financial statements, the appropriateness and quality of accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

•	Review and discuss with management and the independent auditors the Company’s earnings press releases before they are issued, and discuss generally with management the nature of any additional financial information or earnings guidance to be provided publicly and/or to ratings agencies.

•	Review and discuss with management and the independent auditors the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 90 (Communications with Audit Committees), as they may be modified or supplemented, relating to the conduct of the audit, other significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, and any other matter communicated to the Committee by the independent auditors.

•	Review with management and such outside professionals as the Committee considers appropriate important trends and developments in financial reporting practices and requirements and their effect on the Company’s financial statements.

•	Based on its review and discussions with management and the independent auditors, recommend to the Board whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K.

•	Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Accounting and Financial Controls Framework

•	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management.

•	Review and discuss with management and the independent auditors the adequacy and effectiveness of the Company’s internal controls (including any significant deficiencies, material weaknesses and significant changes in internal controls reported to the Committee by management and any fraud involving management or other employees who have a significant role in the Company’s internal controls) and the effectiveness of the Company’s disclosure controls and procedures.

•	Review with the independent auditors any management letter provided by the independent auditors and the Company’s responses to that letter.

•	Review and discuss with management and the independent auditors (i) any material financial or non-financial arrangement that does not appear on the Company’s financial statements, (ii) any transaction or course of dealing with parties related to the Company that is significant in size or involves terms or other aspects that differ from those that would likely be negotiated with independent parties, and that is relevant to an understanding of the Company’s financial statements, and (iii) material financial risks that are designated as such by management or the independent auditors.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and the confidential, anonymous submission by the Company’s employees of concerns regarding accounting or auditing matters.

Independent Auditors

•	Be directly responsible for the appointment, removal, compensation and oversight of the work of the independent auditors (including the resolution of disagreements between the Company’s management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, with the independent auditors reporting directly to the Committee.

•	Have the sole authority to review in advance, and grant any appropriate pre-approval of all auditing services to be provided by the independent auditors and all permitted non-audit services (including the fees and other terms of engagement), and, if desired, establish policies and procedures for review and pre-approval by the Committee of such services.

•	Obtain, review and discuss with the independent auditors at least annually a report by the independent auditors describing (i) the independent auditors’ internal quality-control procedures, and (ii) any material issue raised by the most recent internal quality control review or peer review of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and the steps taken to deal with those issues.

•	Review the report by the independent auditors, which is required by Section 10A of the Securities Exchange Act of 1934, concerning: (i) all critical accounting policies and practices to be used, (ii) alternative treatments of financial information within GAAP that have been discussed with management officials, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (iii) any other material written communication between the independent auditors and the Company’s management.

•	Review and discuss with the independent auditors, on an annual basis, all relationships the independent auditors have with the Company in order to evaluate the independent auditors’ continued independence, and receive from the independent auditors on an annual basis a written statement (consistent with Independence Standards Board Standard No. 1) regarding the auditors’ independence.

•	Meet with the independent auditors prior to the audit for each fiscal year to review the planning, staffing and scope of the audit.

•	Establish guidelines for the hiring of employees and former employees of the independent auditors.

Clarification of Audit Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, the Committee’s role is one of oversight. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

PROXY

MULTI-FINELINE ELECTRONIX, INC.

Proxy Solicited on Behalf of the Board of Directors of

the Company for Annual Meeting March 3, 2005

The undersigned hereby constitutes and appoints Philip A. Harding and Craig Riedel (each, a “Proxy” and together, the “Proxies”), and each of them, as true and lawful agents and proxies with full power in each, to represent the undersigned at the Annual Meeting of Stockholders of Multi-Fineline Electronix, Inc. to be held at the Hyatt Regency Irvine Hotel at 17900 Jamboree Blvd., Irvine, California on Thursday, March 3, 2005, at 9:00 a.m. Pacific Standard Time and at any postponement or adjournment thereof, on all matters coming before said meeting.

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card.

P	PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
R

O	HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENT?

X

Y

☒	Please mark votes as in this example.
1.	Election of Directors. Nominees: (01) Peter Blackmore, (02) Philip A. Harding and (03) Sam Yau

FOR ALL NOMINEES ☐	WITHHELD FROM ALL NOMINEES ☐

☐	For all nominee(s) except as written above

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.			3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Mark box at right if you plan to attend the Annual Meeting. ☐

Mark box at right in an address change or comment has been noted on the reverse side of this card ☐

Please sign and date where indicated below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

Signature Date Signature Date